                                                               Exhibit 4.1.2


                          SATISFACTION AND DISCHARGE

        WHEREAS, GIANT GROUP, LTD. (formerly known as Giant Portland & Masonry Cement Company), a Delaware corporation (the "Company"), executed and delivered its Indenture (the "Indenture"), dated as of April 15, 1985 to Manufacturers Hanover Trust Company (Chemical Bank, successor), as trustee (the "Trustee");

        WHEREAS, the Company issued $30,000,000 aggregate principal amount of its 14-1/2% Subordinated Notes due 1995 (the "Notes") pursuant to the Indenture;

        WHEREAS, pursuant to Section 12.01 of the Indenture, the Company deposited with the Trustee, in trust, on the date hereof, funds sufficient to redeem on November 10, 1994 (the "Redemption Date") all of the Notes outstanding on the Redemption Date;

        WHEREAS, the Company caused the notice of redemption to be mailed on behalf of the Company to each registered holder of the Notes, a copy of which notice is hereto attached as Exhibit A;

        WHEREAS, the Company has requested that the Trustee execute proper instruments acknowledging satisfaction and discharge of the Indenture.

        NOW, THEREFORE, KNOW ALL MEN BY THESE PRESENTS;

        That the Trustee, in consideration of the premises and of One Dollar ($1) to it in hand paid by the Company, receipt of which is hereby acknowledged, does hereby acknowledge that the Indenture is satisfied and discharged, except for the obligations of the Company to the Trustee under
Section 7.06 which shall survive the satisfaction and discharge of the Indenture.

        IN WITNESS WHEREOF, Chemical Bank has caused this Satisfaction and Discharge to be signed and acknowledged by one of its Senior Trust Officers, has caused its corporate seal to be affixed hereunto, and the same to be attested by one of its Trust Officers, as of the 10th day of November, 1994.

                                       CHEMICAL BANK


                                       By:  /s/
                                          ----------------------------------
                                                 Senior Trust Officer

Attest:  /s/
       -------------------------
             Trust Officer